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                                                                    EXHIBIT 10.1

                               AMENDMENT NO. 5 TO

                     THE AMRE, INC. SAVINGS INVESTMENT PLAN

        WHEREAS, AMRE, Inc., a Delaware corporation (the "Company"), has heretofore adopted The AMRE, Inc. Savings Investment Plan (the "Plan"); and

        WHEREAS, pursuant to those provisions of the Plan permitting the Company to amend the Plan from time to time, the Company desires to amend the Plan in certain respects as hereinafter provided;

        NOW, THEREFORE, the Company does hereby amend the Plan in the following particulars, effective January 1, 1996, except as otherwise provided herein:

        1.      SECTION 3.01 OF THE PLAN IS HEREBY AMENDED TO BE AND TO READ AS
FOLLOWS:

        "3.01   Participation

                (a) In General -- Subject to the provisions of Section 3.03 hereof and except for any Employee (i) who is a member of a collective bargaining unit, the recognized representative of which has not agreed to Participation in the Plan by its members or (ii) except to the extent that paragraph (c) of this Section 3.01 is effective, who is a leased employee, an Employee shall become a Participant in this Plan as follows:

                        (1) Any Employee as of the Effective Date who was included under the provisions of the Prior Plan shall continue to participate in accordance with the provisions of this Plan.

                        (2) Any other Employee as of the Effective Date who has completed one (1) year of Service shall become a Participant on the Effective Date.

                        (3) The Participation of any Employee who is eligible to become a Participant thereafter shall commence on the first day of the calendar quarter as of which he has completed one (1) year of Service.

                        Any active Participant who, on or after the Effective Date, incurs a Severance from Service and who is subsequently re-employed by a Participating Employer shall, subject to the provisions of Section 3.03 hereof, immediately
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                        re-enter the Plan as an active Participant on his
                        Re-employment Commencement Date. An Employee who completes one (1) year of Service and, prior to Participation hereunder, incurs a Severance from Service shall, upon re-employment, be credited with such prior Service and be entitled to commence Participation on the first day of the next following calendar quarter, if he is employed on such date. For purposes of this Section 3.01, an Employee shall be credited with Service for periods of employment with an Affiliate (determined as if such Affiliate were an Employer), but, subject to the provisions of Section
                        3.03 hereof, shall not commence Participation hereunder prior to the date on which he commences employment with an Employer.

                (b) Special Rule re Predecessor Employers -- In the case of any Employee who became an Employee as a result of the acquisition by the Company of Facelifters Home
                        Systems, Inc. (hereinafter "FI"):

                        (1) if such Employee is employed by a Participating Employer immediately following the closing date of such acquisition; and

                        (2) if such Employee was a participant under the Facelifters, Inc. 401(k) Plan;

                        then such Employee shall become a participant in this Plan as of such closing date. Former employees of FI who do not satisfy the requirements of subparagraph
                        (2) of this paragraph (b) shall be eligible to participate in the Plan as provided under paragraph
                        (a), above.

                (c) Leased Employees -- Effective as of the date of approval of this paragraph (c) by the Internal Revenue Service, leased employees shall be eligible to participate in the Plan. For purposes of this paragraph
                        (c), the term "leased employee" shall be defined as provided in Code Section 414(n)(2) and shall specifically include any "direct seller," as defined in Code Section 3508, who, (i) pursuant to such Section 3508, is not otherwise treated as an Employee, (ii) receives compensation from a Participating Employer and
                        (iii) agrees in writing to participate in this Plan. Subject to the provisions of Code Section 401(a)(4), determinations of any such direct seller's Service shall include all periods, prior to the effective date of this paragraph (c), during which such direct seller received compensation from, for services rendered to, a Participating Employer. No such direct seller shall become a Participant hereunder earlier than the first day of the calendar quarter on, or immediately following, the effective date of this paragraph (c)."


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        2.      SECTION 3.02 OF THE PLAN IS HEREBY AMENDED BY ADDING AT THE END
THEREOF THE FOLLOWING NEW PARAGRAPH (d) TO BE AND TO READ AS FOLLOWS:

        "(d) Special Rule re Predecessor Employers -- In the case of any Employee who became an Employee as a result of the acquisition by the Company of FI, if such Employee is employed by a Participating Employer immediately following the closing date for such acquisition, all determinations of such Employee's Service shall include his period of employment with FI as though it were employment with a Participating Employer under this Plan."

        3. THE FIRST PARAGRAPH OF SECTION 4.04 OF THE PLAN IS HEREBY AMENDED TO BE AND TO READ AS FOLLOWS:

        "With the approval of the Committee, any Employee who was a participant in another plan of deferred compensation which is qualified under
        Section 401(a) of the Code may contribute to this Plan a portion or all of the amount of any "qualifying rollover distribution" received by him from such other plan. In the event that any amount is so contributed prior to the time that such Employee becomes eligible to participate in the Plan, pursuant to Section 3.01 hereof, then, until such eligibility requirements have been satisfied, such Employee shall be treated as a Participant hereunder only to the extent of his interest in such contribution and for no other Plan purposes. Any amounts contributed to the Plan under this Section shall be held in a subaccount of the Participant's Employer Contribution Account. Such subaccount shall be 100% vested in the Participant, shall share in Income allocations in accordance with Section 5.02(a), but shall not share in Employer contribution or Forfeiture allocations. The total amount in such subaccount shall be distributed in accordance with Article VI. The term "qualifying rollover distribution" is herein defined as any amount which, pursuant to Section 402(c)(4) of the Code, may be transferred to this Plan and thereby not be includible in the gross income of the recipient for the taxable year in which paid."


        4. THE SECTION 5.02(a) OF THE PLAN IS HEREBY AMENDED TO BE AND TO READ AS FOLLOWS:

        "(a) Income -- The Income of the Trust Fund for each calendar quarter shall be allocated in the following manner:

                (1) The Income (hereinafter, the "Fund Income") attributable to each investment fund (hereinafter, "Fund") established pursuant to Article VII hereof (including, as a separate investment fund, assets, if any, invested at the discretion of the Trustee) shall first be determined.


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                (2)     Fund Income for such calendar quarter shall then be
                        allocated to the accounts of Participants, Former Participants and Beneficiaries who had unpaid balances in their accounts invested in such Fund on the last day of such calendar quarter in proportion to the balances in such accounts invested in such Fund at the beginning of the calendar quarter increased by (i) one-half (1/2) of all Salary Reduction Contributions contributed to the Trust during such calendar quarter and invested in such Fund, and (ii) one-half (1/2) of all Matching Employer Contributions contributed to the Trust during such calendar quarter and invested in such Fund, plus (iii) a pro rata portion (based on actual days invested in such Fund) of all qualifying rollover distributions contributed to the Trust during such calendar quarter pursuant to Section 4.04 hereof and invested in such Fund, and decreased by all amounts withdrawn and distributed during such calendar quarter from such accounts but only to the extent theretofore invested in such Fund for such calendar quarter.

                If, upon a Participant's Severance from Service, a significant change (as determined by the Committee) in the value of the assets has occurred since the last Valuation Date, the Committee shall instruct the Trustee to determine the Income since the last Valuation Date, in which event the accounts of such Participant, if he incurs a Severance from Service prior to the next Valuation Date, shall be adjusted to reflect this determination. Each valuation shall be based on the fair market value of assets in the Trust Fund on the Valuation Date."

        IN WITNESS WHEREOF, the Company, AMRE, INC., has caused this Amendment No. 5 to be executed in its name and on its behalf on this 30th day of September, 1996, effective as of the dates set forth above.


                                        AMRE, INC.


                                        By: /s/  ROBERT M. SWARTZ
                                            ---------------------------------

                                        Name:    Robert M. Swartz
                                             --------------------------------

                                        Title:   President & CEO
                                              -------------------------------


ATTEST:

/s/ JOHN H. KARNES
------------------------------
Corporate Secretary



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THE STATE OF TEXAS      )
                        )
COUNTY OF DALLAS        )

        This instrument was acknowledged before me on the 30th day of September, 1996, by Robert M. Swartz, President & CEO of AMRE, Inc., a Delaware corporation, on behalf of said corporation.


                                               /s/   CAROLYN L. LOOS
                                        -------------------------------------
                                        Notary Public in and for
                                        the State of Texas

My Commission Expires:                  Printed Name of Notary:

  October 26, 1996                                   Carolyn L. Loos
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